Exhibit 10.8

CONFIDENTIAL TREATMENT REQUESTED FOR SECTION 9

BROKER-CLIENT CONTRACT

THIS Agreement is made this 1st day of November 2006 by and between Amish Naturals Inc., a corporation duly organized under the laws of the State of Nevada, herein called the CLIENT, and Natural / Specialty Sales, LLC. a corporation organized under the laws of the State of Delaware, herein called the BROKER.

        WHEREAS, CLIENT is a manufacturer and seller, among other things of certain merchandise or products, as listed in Attachment No. 1 to this Agreement, and desires to secure the services of a BROKER in the territory hereinafter described, to negotiate the sales of said merchandise or products in CLIENT’S name and for his account; and

        WHEREAS, BROKER is desirous of securing the exclusive right to negotiate sales of said CLIENT’S products of merchandise in said territory.

        NOW THEREFORE, in consideration of the premises and covenants and undertakings herein contained.

IT IS MUTUALLY AGREED A5 FOLLOWS:

1)   TERRITORY. CLIENT hereby appoints BROKER, and BROKER hereby agrees to act for CLIENT, as its (or his, as the case may be), sole and exclusive Representative for negotiations of sales of the merchandise or products hereinabove enumerated, subject to the terms, provisions and conditions hereof, within the territory as described in Attachment No. 2 to this Agreement.

2)   SALES NEGOTIATIONS. All sales negotiations by BROKER for the account of CLIENT shall be conducted in accordance with such prices, terms and conditions as specified by CLIENT.

3)   INDEPENDENT CONTRACTOR. It is further understood that BROKER shall act as an Independent Contractor of CLIENT, that neither BROKER nor its employees shall be considered employees of CLIENT, and neither party shall in any event be held liable or accountable for any obligations incurred by either party other than as specified herein, It being specifically understood that the respective businesses of each of the parties shall be operated separate and apart from each other.

4)   CONFLICTS. In the event of product conflicts, both parties shall make every reasonable effort to reach an agreement on a method for BROKER to represent the products involved.

5)   APPLICABLE LAW. The laws of the State of Nevada shall govern the application and interpretation of this Agreement.

6)   ENTIRE AGREEMENT. It Is understood that this Agreement cancels and supersedes any and all prior agreements, oral or written, made between the parties hereto, and can only be modified by an agreement in writing, signed by all applicable parties.

7)    ARBI TRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in the state of Nevada in accordance with the rules of the American Arbitration Associates and judgment may be entered in any court having Jurisdiction thereof

THE CLIENT AGREES AS FOLLOWS:

8)    EXCLUSIVE REPRESENTATION. BROKER shall be the sole and exclusive Sales Representative of CLIENT for negotiating sales of the merchandise and products herein specified in the described territory, and CLIENT will either (a) make no sales of said merchandise and products in such territory other than those negotiated by BROKER, or (b) in case of sales made by CLIENT in such territory other than those negotiated by BROKER, or on sales made otherwise for shipment of CLIENT’S merchandise or products into the said territory for resale CLIENT will pay BROKER a commission or brokerage on the merchandise and products so sold at the rate specified in the following paragraph. Further, CLIENT agrees not to enter into any contract with any other Sales Representative in the territory specified herein during the life of this Agreement.

9)   COMMISSIONS. To pay BROKER without deduction or offset, a commission or brokerage, of X% percent on each and every sale. As provided herein the said percentage rate of commission, or brokerage, to be computed on the price of the merchandise or products sold before discounts and allowances are figured, said brokerage payment to be made promptly within 10 days after the end of each month. Notwithstanding the amount due based on the commission rate shown above, BROKER shall be paid a minimum monthly fee of $X for the periods of November, December 2006 and January 2007. Commencing February 2007 the fee will increase to $X. If representation expands to additional markets other then the targeted launch market (Mid Atlantic to the Northeast) the above fee of $X will take effect ongoing until the sales supersede the service retainer fee. Other special services shall be compensated as agreed upon from time to time. Excluded from this agreement are Amish Bulk Stores which will be considered house accounts. Additionally email specialty store which for various reasons demand to purchase direct will also be deemed house accounts.

10)   ELIGIBLE BUYERS. To permit BROKER, consistent with the terms of this Agreement, to negotiate sales to any and all prospective Buyers of CLIENT’S said products throughout the entire territory defined in Attachment 2, including all customer locations extending beyond the defined territory where the buying office is located within the defined territory or where the customer purchases CLIENT’S products through a wholesaler located within the defined territory.

11)   SHIPMENTS. To ship the merchandise or products sold as BROKER may specify, CLIENT shall be given reasonable notice with respect to the required shipments. CLIENT accepts full responsibility for granting credit to Buyers.

12)   SALES AND PROMOTIONAL POLICIES. To keep BROKER fully informed on all sales and promotional policies and programs affecting the specified territory.

13)    INDEMNIFICATION, If any claim or action be made or filed against BROKER, claiming loss or injury of any nature whatsoever, as a result of defect in any merchandise, purchase or use of any product manufactured, produced, or distributed by CLIENT or for actions by any employee of CLIENT, to defend, hold harmless and indemnify BROKER from any and all loss or damage, costs and expenses, including legal fees, incurred by it.

THE BROKER AGREES AS FOLLOWS:

14)   CLIENT’S INSTRUCTIONS. To carry-out CLIENTS instructions with respect to the sales of the merchandise and products specified herein.

15)   COMPETITIVE PRODUCTS. To keep CLIENT informed with respect to the representation of a competitive product by BROKER.

16)   REPORTING PURCHASE ORDERS AND NEGOTIATIONS. To promptly report all negotiations and purchase orders of specified merchandise and products for confirmation or approval by CLIENT, and in negotiating sales to prospective Buyers within the specified territory, to report negotiations to CLIENT.

17)    ASSIST IN COLLECTIONS. To assist CLIENT in effecting prompt and full payment by Buyers for all deliveries of merchandise and products sold. The final determination as to credit and credit terms shall be made only by CLIENT.

18)   CONTACT   PROSPECTIVE BUYERS. To contact prospective Buyers in the assigned territory in furtherance of sates of specified merchandise and products of CLIENT.

19)     INDEMNIFICATION. If any claim or action be made or filed against CLIENT, claiming loss or injury of any nature whatsoever, as a result of actions by any employee of BROKER, to defend, hold harmless and indemnify CLIENT from any and all lose or damage, costs and expenses, including legal fees, incurred by It.

DURATION OF AGREEMENT

20)     TERMINATION. This Agreement shall continue in full force and effect from year to year, provided that either party may terminate this Agreement for any reason by giving 30 days written notice of such Intention to the other party. Either party may terminate this Agreement without notice In the case of default by the other party to any or the terms of this Agreement.

a)     In the event BROKER elects to terminate this Agreement, it is understood that BROKER will be paid commission earned, without deductions or offset, for all shipments of CLIENT’S products through the date of termination.

b)     In the event CLIENT elects to terminate this Agreement, it is understood that BROKER will be paid commission earned, without deductions or offset, for all shipments of CLIENT’S products through the date of termination and for a period of 30 days thereafter if Agreement is terminated without cause.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement, thereunto duly authorized on the day and year above written.

CLIENT: Amish Naturals Inc.

By     Donald G. Alarie

/s/ Donald G. Alarie 11/15/06

(Title)____Vice President Sates & Marketing

BROKER: Natural / Specialty Sales, Inc.
c/o Acosta Sales & Marketing Co.
6600 Corporate Center Parkway
Jacksonville, FL 32216
By /s/James C. Feeser James C. Feeser V.P. - Operational Control
(Title)

ATTACHMENT # 1 - PRODUCT DESCRIPTIONS

All Amish Naturals products.

Will be supplied upon final product specifications.

ATTACHMENT # 2 - TERRITORY

Territory shall be defined as the following:
All retail sales with in the Natural class of trade nationally. (Excluding Food service & Industrial Sales)